SUBSCRIPTION AGREEMENT

Dated as of October 18, 2010

among

UMAMI SUSTAINABLE SEAFOOD INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is dated as of October 18, 2010 by and among Umami Sustainable Seafood Inc., a Nevada corporation (the “Company”), and each of the purchasers of common stock and warrants of the Company whose names are set forth on Exhibit A hereto, as Exhibit A may be updated from time to time (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

1.  Purchase and Sale

(a)   Purchase and Sale of Securities.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company (the “Offering”), in the amounts set forth opposite such Purchaser's name on Exhibit A hereto:

The number of shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”); and

Warrants expiring on the fifth anniversary of the closing date of the initial closing of the Offering (the “Warrants”), entitling the Purchaser or any subsequent holder of the Warrants (the “Warrant Holder”) to purchase, at a price equal to $1.80 that number shares of Common Stock specified on Exhibit A of the Offering (the “Warrant Shares”).

The Shares and Warrants are sometimes collectively referred to herein as the Securities.

(b)   Purchase Price and Closings.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, and the Purchasers, severally but not jointly, agree to purchase the Shares and the Warrants for the aggregate purchase price specified on Exhibit A attached hereto (the “Purchase Price”).  There may be one or more Closings (as defined below) pursuant to this Agreement, each at a date and time to be agreed upon by the Company and the Purchasers purchasing Securities on such date.  Each closing of the sale of Shares and the Warrants (each a “Closing”) shall take place on a date and time agreed to by the Company and the Shareholders closing on such date, but no Closing shall take place later than November 15, 2010, unless extended by mutual agreement by the Company and the Placement Agent to a date no later than December 15, 2010 (the “Offering Period”).  The date on which a Closing takes place is sometimes referred to in this Agreement as a “Closing Date”.  Each Closing shall take place at the offices of counsel to the Placement Agent.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Shares and Warrants set forth opposite the name of such Purchaser on Exhibit A hereto, and (y) any other documents required to be delivered pursuant to Article IV hereof.  At or prior to the Closing, the Purchaser shall deliver its Purchase Price by wire transfer to an escrow account maintained by Signature Bank, as escrow agent (the “Escrow Agent”), pursuant to an escrow agreement  (the “Escrow Agreement”) by and among the Company, the Escrow Agent and Aegis Capital Corp. (the “Placement Agent”).

 (c)   Increase in Number of Shares Issued in certain circumstances.

1.
In the event that the Company completes a public offering (the “Public Offering”), resulting in aggregate gross proceeds to the Company of $5,000,000 or more of its Common Stock on or before June 30, 2011, and the price per share of the securities sold in the Public Offering (the “Public Offering Price”) is less than $2.50, then the Company will issue to each Purchaser an additional number of shares of Common Stock and Warrants to purchase Common Stock equal to (i) the number of each applicable security appearing on Exhibit A hereto multiplied by the lesser of (a) 1.5 and (b) (x) 1.5 divided by (y) the product of the Public Offering Price and .6, minus (ii) the number of each applicable Security appearing on Exhibit A hereto.

2.
In the event that the Company does not complete the Public Offering on or before June 30, 2011, and the average closing price of the Common Stock on its principal market or exchange for each trading day in June 2011 (the “Average Trading Price”) is less than $2.50, then the Company will issue to each Purchaser an additional number of shares of Common Stock and Warrants to purchase Common Stock equal to (i) the number of each applicable security appearing on     Exhibit A hereto multiplied by the lesser of (a) 1.5 and (b) (x) 1.5 divided by (y) the product of the Average Trading Price and .6, minus (ii) the number of each applicable Security appearing on Exhibit A hereto.

Securities to be issued by the Company pursuant to Section 1(c)(1) hereof shall be issued by the Company within 10 days of the closing of the Public Offering or by July 15, 2011 in the event Section 1(c)(2) is applicable.

2.  Investment Amount.

(a)   Deliveries Upon Signing. Simultaneous with the execution of this Subscription Agreement, Purchaser shall execute and deliver to the Company the Investor Questionnaire substantially in the form of Exhibit B hereto (the “Investor Questionnaire”).

(b)   Payment of Investment Amount. Concurrent with the execution of this Subscription Agreement, Purchaser shall transmit a wire transfer or check to the Escrow Agent in an amount equal to such Purchaser's Investment Amount. For purposes of this Agreement, “Payment” shall mean Purchaser's implementation of such wire transfer or receipt by the Escrow Agent of the check.  Purchaser funds will be maintained separate and apart from funds of the Company. The Parties hereby agree that Purchaser shall not be deemed to have purchased the Units until the Company shall have provided a Closing Notice (as defined herein).

Wire Instructions:	Payment by Check:
Acct Name: Signature Bank as Escrow Agent for	Check Payable to:
Umami Sustainable Seafood Inc,	“Signature Bank as Escrow
Acct #: 1501298227	Agent for Umami Sustainable Seafood, Inc”
ABA/Routing #: 026013576
SWIFT Code: SIGNUS33	Signature Bank
RE: Private Placement (Purchaser's Name)	950 Third Ave, 9th FL
New York, NY 10022
Attn: PCG# 311
RE: Private Placement (Purchaser's Name)

(c)   Delivery Instructions. The Subscription Agreement, Investor Questionnaire, and the notification of wire transfer, check, bank draft or money order for the full purchase price of the Securities subscribed for, should be returned or delivered as soon as possible to the Placement Agent at the address below. Incomplete documents will be returned to Purchasers for completion. If you have any questions about completion of the subscription documents, please contact:

Aegis Capital Corp.
810 Seventh Ave., 11th Floor
New York, NY 10019
Attn: Ed Cabrera
Tel.:  (212) 813-1010

(d)   Closing. The Company, at the Company's sole discretion, may elect to accept the subscription of the Purchaser. The Company's acceptance of the subscription shall be effective upon the Company executing the Subscription Agreement and funds being released from escrow. The Company shall use commercially reasonable efforts to effect a closing within 10 days after receiving executed Subscription Documents and payment of the Investment Amount.

(e)   Trigger for Return of Investment Amount.  If by the last day of the Offering Period, the Company has failed to obtain executed Subscription Agreements with an aggregate Investment Amount of at least $1,000,000, then the Company shall instruct the Escrow Agent to return to the Purchaser an amount equal to the Purchaser's Investment Amount to the Purchaser pursuant to the terms set forth in the Escrow Agreement.

3.  The Offering.

This Subscription Agreement is delivered in connection with the Offering of a minimum amount (the “Minimum Amount”) of $1,000,000 (666,666 Units) of Units (the “Units”) and a maximum amount (the “Maximum Amount”) of $2,500,000 (1,666,666 Units) of Units. Each Unit consists of (i) one (1) share of Common Stock; and (ii) a Warrant to purchase one (1) share of Common Stock at an exercise price of $1.80 per share, subject to adjustment in certain circumstances.

Purchaser understands that the details of the Offering are set forth in the Private Offering Memorandum, as may be amended or supplemented from time to time. The Offering will terminate at the end of the Offering Period.

Purchaser understands that this Subscription Agreement is not binding upon the Company unless and until such time as (i) payment of the Investment Amount is received by the Company, and (ii) the Company accepts Purchaser's subscription in writing.

Purchaser acknowledges that the Company reserves the right, in its sole discretion, to accept or reject any Subscription Agreement.

The Company, the Placement Agent and their respective affiliates reserve the right to purchase Units in the Offering and all such purchases shall count toward the Minimum Amount and the Maximum Amount.

Purchaser acknowledges that Purchaser has received, read, understands and is familiar with this Subscription Agreement, any attachments, including but not limited to the Private Offering Memorandum and all Exhibits and Appendices thereto, as may be amended or supplemented from time to time, and together with any other filed regulatory documents (collectively “Offering Material”), and Purchaser further acknowledges that Purchaser has not relied upon any information concerning the Offering, written or oral, other than those contained in this Subscription Agreement and the Offering Material. Purchaser further understands that any other information or literature, regardless of whether distributed prior to, simultaneously with, or subsequent to, the date of this Subscription Agreement shall not be relied upon by Purchaser in determining whether to make an investment in the Units and Purchaser expressly acknowledges, agrees and affirms that Purchaser has not relied upon any such information or literature in making Purchaser's determination to make an investment in the Units and that Purchaser understands that, except as otherwise provided herein, the Company is under no obligation to (and that Purchaser does not expect it to) update, revise, amend or add to any of the information heretofore furnished to Purchaser.

As of the date of the Confidential Private Offering Memorandum of the Company, dated October 18, 2010, pursuant to which the Company is offering for sale the Units (the “PPM”), the Company has not filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and, therefore, the Company is not current in its periodic filing obligations with the SEC.  See “Risk Factors” in the PPM.

4.  Representations and Warranties of the Company

(a)   The Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

1.
Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as set forth in the Offering Material.  The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 3 hereof) on the Company's financial condition.

2.
Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and the Placement Agent Warrants and the Agent Agreement (as defined in the Memorandum) (collectively, the “Transaction Documents”), and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been and will be duly executed and delivered by the Company at each Closing.   Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

3.
Capitalization.  The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth in the Offering Material.  All of the outstanding shares of the Common Stock have been duly and validly authorized.  Except as set forth in Offering Material: (i) no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company; (iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and (iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.  The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below).  The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company's Bylaws as in effect on the date hereof (the “Bylaws”).  For the purposes of this Agreement, “Material Adverse Effect” means (i) any event or condition which would have a material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries, when taken as a consolidated whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

4.
Issuance of Shares.  The Shares and Warrants to be issued at each Closing will have been duly authorized by all necessary corporate action and the Shares and the Warrant Shares , when paid for or issued in accordance with the terms hereof or the Warrant, shall be validly issued and outstanding, fully paid and nonassessable.

5.
No Conflicts.  Subject to the filing of a Current Report on Form 8-K, a Form D with the SEC and all blue sky documents and the execution, delivery and performance of the Transaction Documents by the Company  and the consummation by the Company of the transactions contemplated herein and therein, the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Securities and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing) provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

6.
Commission Documents, Financial Statements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and since June 30, 2010   the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (provided, however, that the Company has extended the time-frame required for it to file its annual report on Form 10-K for the year ended June 30, 2010 pursuant to a Form 12b-25 filed with the Commission and has not yet filed financial statements for the Baja acquisition such financial statements will be filed as soon as practical), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements, but only to the extent permitted by GAAP and the Commission), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

7.
Securities Act of 1933.  Assuming the accuracy of the representations of the Purchasers contained herein, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities.  Neither the Company nor anyone acting on its behalf (excluding the Placement Agent), directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor, to the Company's knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

8.
Bulletin Board.  The Common Stock is eligible for quotation on the OTCBB under the symbol “UMAM.”  The Company has not received any direct and/or indirect notice (whether oral and/or in writing) and/or other correspondence regarding the continued eligibility of the Common Stock to continue to be eligible to be quoted on the OTCBB.

5.  Representations and Warranties of the Purchasers.

(a)   The Purchasers.  In order to induce the Company to accept Purchaser's purchase, Purchaser further represents and warrants to the Company, its Affiliates, as defined in the Securities Act of 1933 (the “Securities Act”), and counsel to the Company (the “Company's Counsel”), and their respective agents and representatives as follows:

1.
Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

2.
Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

3.
No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

4.
Acquisition for Investment.  Each Purchaser is and will be acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution.  Each Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity.  Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

5.
Status of Purchasers.  Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.  The Purchaser Questionnaire and Accredited Investor Certification attached hereto as Exhibit C hereto completed by such Purchaser is complete and accurate in all respects.

6.
Opportunities for Additional Information.  Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

7.
No General Solicitation.  Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

8.
Rule 144.  Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available.  Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

9.
General.  Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

10.
Independent Investment.  Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

11.
Material Non-Public Information. The Purchaser (i) acknowledges that the Company has not provided all material non-public information relating to the Company to it and hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (ii) is aware that Buyer is relying on the foregoing acknowledgement and waiver in clause (i) above in connection with the transactions contemplated by this Agreement.

6.  Covenants

(a)   Covenants of the Company.  The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

1.
Securities Compliance.  The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D and a Current Report on Form 8-K with respect to the Securities as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers or subsequent holders.

2.
Registration and Listing.  The Company shall use its best efforts to cause the Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act for at least two years after the last Closing Date under this Agreement, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action.  The Company will take all actions it is legally permitted to take to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action (including, but not limited to, paying its legal counsel to promptly deliver a “144 Opinion” when requested by a holder of Registrable Securities (as defined below), provided that such holder is eligible to sell under Rule 144) as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.
Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

4.
Keeping of Records and Books of Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

5.
Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

6.
Use of Proceeds.  The net proceeds from the sale of the Shares hereunder shall be used by the Company for working capital purposes only, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation or make any payments to affiliates of the Company and/or any direct and/or indirect subsidiary of the Company, except ordinary course payments for outstanding debt obligations of affiliates of the Company and/or any direct and/or indirect subsidiary of the Company.

7.
Disclosure of Transaction.  The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the initial Closing hereunder, but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the Press Release) on the first Trading Day following the date the Press Release is issued by the Company.  "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.  Such Press release and Form 8-K shall be provided to the Placement Agent prior to its filing with the Commission.

(b)   Additional Affirmative Covenants.  The Company hereby covenants and agrees, for a period of two years after the date of this Agreement, as follows:

1.
Maintenance of Corporate Existence.  The Company shall use commercially reasonable efforts and shall use commercially reasonable efforts to cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

2.
Maintenance of Properties.  The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

3.
Payment of Taxes.  The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Shares, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

4.
Maintenance of Insurance.  Other than business interruption insurance, the Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance (other than business interruption insurance) against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

5.
Further Assurances.  From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

(c)   Covenants of the Purchasers.  Each of the Purchasers covenants with the Company as follows, which covenants are for the benefit of the Company and its permitted assignees (as defined herein).

1.	Lock-Up. The Purchasers agree that they may not sell any of the Securities until the 6-month anniversary of the initial Closing without the consent of the Company.

7.  Conditions

(a)   Conditions Precedent to the Obligation of the Company to Sell the Shares.  The obligation hereunder of the Company to issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

1.
Accuracy of Each Purchaser's Representations and Warranties.  The representations and warranties of each Purchaser hereunder and under the Purchaser Questionnaire and Accredited Investor Certification attached hereto as Exhibit C shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

2.
Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing.

3.
No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

4.	Delivery of Purchase Price. The Purchase Price for the Securities has been delivered to the Company at such Closing Date.

5.
Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company, and with respect to the Escrow Agreement, to the escrow agent and the Company, with a copy to the Placement Agent.

(b)   Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares.  The obligation hereunder of each Purchaser to acquire and pay for the Securities is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

1
Accuracy of the Company's Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

2.
Performance by the Company.  The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing.

3.
No Suspension, Etc.   Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“ Bloomberg ”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.

4.
No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.
No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

6.
Opinion of Counsel, Etc. At each Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form agreed to by counsel for the Company and counsel for the Placement Agent, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

7.
Certificates.  The Company shall have executed and delivered to the Purchasers the certificates for the Securities being acquired by such Purchaser at such Closing (in such denominations as such Purchaser shall request).

8.	Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

9.
Reservation of Shares.  As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrant Shares, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of Warrant Shares issuable upon exercise of the Warrants outstanding on such Closing Date.

10.
Secretary's Certificate.  The Company shall have delivered to such Purchaser a secretary's certificate, dated as of each Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

11.
Officer's Certificate.  The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of such Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 8(b) as of the Closing Date.

12.	Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date.

13.	SEC Filings. Except as disclosed in its representations or the Schedules hereto, the Company shall have filed all periodic reports required to be filed by it under the Exchange Act.

8.  Stock Certificate Legend

(a)   Legend.  Each certificate representing the Shares and Warrants, and, if appropriate, securities issued upon exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EDGEWATER FOODS INTERNATIONAL, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Shares without the legend set forth above if at such time, in connection with making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, provided, however, that such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares and/or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act and the holder has provided the Company with a statement that the Shares and/or the Warrant Shares were sold and prospectus delivery requirements satisfied, or (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within three (3) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use commercially reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

9.  Indemnification

(a)   Company Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

(b)   Purchaser Indemnity.  Each Purchaser agrees to indemnify and hold harmless the Company (and its respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

(c)   Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

10.  Miscellaneous

(a)   Confidentiality.  Except as otherwise required by law, prior to and after the Closing, no Purchaser shall, without the prior written consent of the Company, disclose to any other person or use (whether for the account of Purchaser or any other party) any confidential information or proprietary work product of the Company or any client of the Company.  In the event a Purchaser believes that it is required to disclose any such confidential information pursuant to applicable law, such Purchaser shall give timely written notice to the Company so that the Company may have an opportunity to obtain a protective order or other appropriate relief.  Each Purchaser shall cooperate fully in any such action by the Company.

(b)   Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement

(c)   Specific Enforcement, Consent to Jurisdiction.

The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

(d)   Entire Agreement; Amendment.  This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.

(e)   Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Umami Sustainable Seafood Inc. Chrysler Building 405 Lexington Ave., Suite 2640 New York, NY 10174

with copies to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Mitchell Nussbaum

If to any Purchaser:
At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

Aegis Capital Corp.
810 Seventh Avenue, 11th Floor
New York, New York 10019
Attention: Ed Cabrera, Head of Investment Banking
Tel. No.:  (212) 813-1010

with a copy to:	Gusrae, Kaplan, Bruno & Nusbaum, PLLC 120 Wall Street, 11 th Floor New York, New York 10005 Attention: Lawrence G. Nusbaum Tel. No.: (212) 269-1400

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

(f)   Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(g)   Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

(h)   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

(i)   No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)   Governing Law.   This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof.

(k)   Survival.  The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and each Closing.

(l)   Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(m)   Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(n)   Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(o)   Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/ Oli Steindorsson
Name: Oli Steindorsson
Title: Chairman and Chief Executive Officer

PURCHASER

By:
Name:
Title:

Address of Purchaser

_____________________________________
_____________________________________
Email: ______________________
Telephone: ___________________

Number of Shares Purchased: _______________

Number of Warrants Purchased: ______________

Purchase Price: (No. of Shares multiplied by $1.50
per share):

$______________________

Escrow Agent Wire Instructions

Acct Name: UMAMI SUSTAINABLE SEAFOOD INC
Acct #: 1501298227
ABA/Routing #: 026013576
SWIFT Code: SIGNUS33
Signature Bank
950 Third Ave, 9th FL
New York, NY 10022 Attn: PCG# 311

EXHIBIT A

Name of Purchaser	Number of Shares	Number of Warrants	Subscription Amount
Robert Eide Pension Plan	30,000	30,000	$45,000.00
Stephen Blaser	20,000	20,000	$30,000.00
Jagdish Bansal	10,000	10,000	$15,000.00
Stan Cooper	20,000	20,000	$30,000.00
Brian Brooks	20,000	20,000	$30,000.00
Fred Harris and Debra Harris	10,000	10,000	$15,000.00
Kirk Galiani	20,000	20,000	$30,000.00
Perry Berg	40,000	40,000	$60,000.00
Tom Shafran	10,000	10,000	$15,000.00
Alex Mayers	66,666	66,666	$100,000.00
Ashvin Butala	10,000	10,000	$15,000.00
Bruce Eisen	20,000	20,000	$30,000.00
Ornella Dimanno	20,000	20,000	$30,000.00
Fermo Jaeckle	20,000	20,000	$30,000.00
Jerrold Kurtz	20,000	20,000	$30,000.00
Richard and Judy Hemingway	20,000	20,000	$30,000.00
Charles Desenberg and Phyllis M Beers	10,000	10,000	$15,000.00
The John Francis Kneisel Revocable Trust Edmund M. Kneisel Trustee	20,000	20,000	$30,000.00
Blair Zurn	20,000	20,000	$30,000.00
Thomas and Vicki Dunlop	10,000	10,000	$15,000.00
Hirenda and Sandra Dave	10,000	10,000	$15,000.00
Dorinne Tal	20,000	20,000	$30,000.00
Alfred J. Galiani	20,000	20,000	$30,000.00
Roy Cappadona	10,000	10,000	$15,000.00
Larry Vinzant	10,000	10,000	$15,000.00
Gregory W Stewart	20,000	20,000	$30,000.00
RG Michals Holdings Inc	10,000	10,000	$15,000.00
Robert D Mancuso	100,000	100,000	$150,000.00
Jayshree and Vinit Shah	10,000	10,000	$15,000.00
Joseph Santoro	10,000	10,000	$15,000.00
Dror Yehuda	10,000	10,000	$15,000.00
Guy Mercer	20,000	20,000	$30,000.00
Subroto and Somaletta Bhattacharya	10,000	10,000	$15,000.00
Isaac Oved	20,000	20,000	$30,000.00
Oved Brothers Realty	20,000	20,000	$30,000.00
Jeffrey B Manca	10,000	10,000	$15,000.00
David M Ashear	10,000	10,000	$15,000.00
Sherya Jhaveri and Bharat Jhaveri	10,000	10,000	$15,000.00

1

Name of Purchaser	Number of Shares	Number of Warrants	Subscription Amount
Barbara Mishan	20,000	20,000	$30,000.00
Beenish Ikram	20,000	20,000	$30,000.00
Brian Brooks	10,000	10,000	$15,000.00
Charles Desenberg and Phyllis M. Beers	10,000	10,000	$15,000.00
Davex LLC	20,000	20,000	$30,000.00
David Oved	20,000	20,000	$30,000.00
Elisabeth Anton	20,000	20,000	$30,000.00
Jerrold Kurtz	20,000	20,000	$30,000.00
John Colby	10,000	10,000	$15,000.00
Jose Rebodoro	20,000	20,000	$30,000.00
Joseph Oved and Mary Oved	40,000	40,000	$60,000.00
Leon Gugel	20,000	20,000	$30,000.00
Mark Dady	20,000	20,000	$30,000.00
Michael Oved	20,000	20,000	$30,000.00
Ralph Gregory Attanasi and Huong Diem Attanasi	10,000	10,000	$15,000.00
Ramji and Neeru Gupta	10,000	10,000	$15,000.00
RG Michals Holdings, Inc.	10,000	10,000	$15,000.00
Timothy Wells	10,000	10,000	$15,000.00
Tom Shafran	10,000	10,000	$15,000.00
Vesecko Zadro	10,000	10,000	$15,000.00

2

Name of Purchaser	Number of Shares	Number of Warrants	Subscription Amount
Anserfone, Inc.	20,000	20,000	$30,000.00
Bruce Eisen	10,000	10,000	$15,000.00
Daniel L. Boone	20,000	20,000	$30,000.00
Davex LLC	40,000	40,000	$60,000.00
Douglas A. Cisneros	10,000	10,000	$15,000.00
Dwight C. Paulsen	30,000	30,000	$45,000.00
Franklin P. Wang	20,000	20,000	$30,000.00
Gerald Moreland and Barbara A. Moreland	40,000	40,000	$60,000.00
Jackie Scaba	20,000	20,000	$30,000.00
James B. Vining and Patrice A. Vining	10,000	10,000	$15,000.00
John F. Kneisel	10,000	10,000	$15,000.00
Joseph A. Santoro	20,000	20,000	$30,000.00
Maria Valliades	10,000	10,000	$15,000.00
Melanie Wong	30,000	30,000	$45,000.00
Michael Cunningham and Brian Cunningham	60,000	60,000	$90,000.00
Oved Brothers Realty	20,000	20,000	$30,000.00
Oystein Haaverstad	60,000	60,000	$90,000.00
Stephen Kupferberg	40,000	40,000	$60,000.00
Thomas Ware Fry	20,000	20,000	$30,000.00
Vitale Capital Management Group, Inc.	10,000	10,000	$15,000.00

3

Name of Purchaser	Number of Shares	Number of Warrants	Subscription Amount
Timothy Wells	50,000	50,000	$75,000.00
Farhad Torabkhan and Douglas A. Cisneros	10,000	10,000	$15,000.00
H. Boyd Harris and Deborah A. Harris	10,000	10,000	$15,000.00
Michael Holl	10,000	10,000	$15,000.00
Larry Wattenberg	10,000	10,000	$15,000.00

4